Exhibit 99.1

PhotoMedex Sells LCA-Vision Subsidiary to Vision Acquisition, LLC for $40 Million

HORSHAM, Pa.--(BUSINESS WIRE)--February 2, 2015--PhotoMedex, Inc. (NasdaqGS and TASE: PHMD) (the “Company”) announces the sale of its LCA-Vision subsidiary to Vision Acquisition, LLC for $40 million in cash. Excluding working capital adjustments and professional fees, PhotoMedex will realize net proceeds of approximately $35.3 million. The Company’s secured creditors as well as its board of directors have approved this transaction, which closed effective as of January 31, 2015. LCA-Vision operates 59 LasikPlus® vision centers in the U.S., including 51 full-service LasikPlus fixed-site laser vision correction centers and eight pre- and post-operative LasikPlus® satellite centers.

Vision Acquisition has granted PhotoMedex sole and exclusive rights to provide certain excimer light source products, systems and equipment to LCA-Vision’s LasikPlus centers for the next seven years. The terms of each placement, if any, will be determined on a center-by-center basis.

PhotoMedex intends to use the proceeds from this transaction to pay down portions of its outstanding revolving line of credit and term loan, while continuing to pursue a refinancing of the Company’s secured debt.

“The sale of LCA-Vision allows PhotoMedex to repay certain indebtedness while providing exclusive rights to place XTRAC lasers for the treatment of psoriasis and vitiligo in LasikPlus centers, subject to negotiation with the new owners,” said Dolev Rafaeli, CEO of PhotoMedex. “We look forward to focusing on our no!no!, Kyrobak, XTRAC and Neova businesses, among others, and to returning PhotoMedex to profitability. The people of LCA-Vision are among the best in the laser vision correction industry, and we wish them well in the capable hands of their new owners.”

Canaccord Genuity Inc. provided investment banking services to PhotoMedex for this transaction and Proskauer Rose LLP provided legal services. Wood & Lamping LLP provided legal services to Vision Acquisition, LLC.

About Vision Acquisition, LLC

Vision Acquisition, a Delaware limited liability company, is controlled by Joffe family interests. Dr. Stephen Joffe was the founder of LCA-Vision, and previously served as its Chairman and CEO until 2006. His son Craig Joffe, who previously served in numerous executive positions at LCA-Vision including Chief Operating Officer, General Counsel and Interim Chief Executive Officer, will serve as Chief Executive Officer of LCA-Vision. Other senior executives of LCA-Vision, including Michael Celebrezze, Rhonda Sebastian and Bharat Kakar, are expected to remain with the company.

About PhotoMedex

PhotoMedex, Inc. is a Global Health products and services company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians, ophthalmologists, optometrists, consumers and patients. The Company provides proprietary products and services that address skin conditions including psoriasis, vitiligo, acne, actinic keratosis, photo damage and unwanted hair. Its experience in the physician market provides the platform to expand its skin health solutions to spa markets, as well as traditional retail, online and infomercial outlets for home-use products. PhotoMedex sells home-use devices under the no!no!™ brand for various indications including hair removal, acne treatment and skin rejuvenation. The Company also offers a professional product line for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

SAFE HARBOR STATEMENT

This press release contains forward looking statements, including, but not limited to statements relating to PhotoMedex’s future financing plans, plans with respect to its indebtedness, financial performance, strategies, potential sales and earnings growth within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations and financings; any statements regarding product development, product extensions, product integration or product marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. These forward-looking statements are subject to certain risks, uncertainties and other factors, and the general risks associated with the businesses of the Company described in the reports and other documents filed with the SEC, that could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements. The Company cautions readers not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to the Company and are qualified in their entirety by this cautionary statement. The Company anticipates that subsequent events and developments will cause its views to change. The information contained in this press release speaks as of the date hereof and the Company has or undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:
LHA
Kim Sutton Golodetz, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
Bvoss@lhai.com
or
PhotoMedex, Inc.
Dennis McGrath, 215-619-3287
Chief Financial Officer
info@photomedex.com